Exhibit 99.1

Citigroup Inc.
Japanese Yen 30,000,000,000 Floating Rate Bonds due June 2010—2nd Series (2007)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount of Series:	30,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	June 22, 2007
6.	Maturity Date:	June 22, 2010
7.	Issue Price:	100.00%
8.	Interest Basis:	Floating rate of interest from, and including, the Issue Date to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	None
12.	Documentation:	Samurai shelf registration, Japanese law.
PROVISIONS RELATING TO INTEREST
13.	Floating Rate Note Provisions:	Applicable
	(i) Interest Periods:	Six months.
	(ii) Interest Payment Dates:	June 22 and December 22 in each year
	(iii) Business Day Convention:	Following Tokyo business day
	(iv) Manner in which Rate of Interest is determined:	Screen Rate Determination
	(v) Reference Rate	Six-month Yen LIBOR
	(vi) Interest Determination Date:	Second London business day preceding an interest period
	(vii) Relevant Screen Page:	Reuters Page LIBOR01
	(viii) Relevant Time:	11:00 a.m. (London time)
	(ix) Relevant Financial Center:	London
	(x) Margin:	+0.06% per annum
	(xi) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
14.	Final Redemption Amount:	Par
15.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
DISTRIBUTION
16.	TEFRA:	D Rules applicable
17.	Common Code:	030733037
18.	ISIN:	JP584119E760